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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2003


                                   LESCO, INC.
             (Exact name of registrant as specified in its charter)


             Ohio                          0-13147               34-0904517
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


                    15885 Sprague Road
                    Strongsville, Ohio                        44136
         (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (440) 783-9250
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ITEM 4.  Changes in Registrant's Certifying Accountant.

On May 14, 2003, LESCO, Inc. (the "Company"), upon recommendation by the Finance and Audit Committee and approval by its Board of Directors, dismissed Ernst & Young LLP ("E&Y") as its independent auditors and expects to engage another firm in the near future as the Company's independent auditors to audit the financial statements of the Company for its fiscal year ending December 31, 2003.

E&Y's reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2002 and 2001, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through May 14, 2003, there were no disagreements (as that term is defined in Item 304
(a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through May 14, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

E&Y has been provided with a copy of this disclosure and has furnished a letter addressed to the Securities and Exchange Commission stating that they have found no basis for disagreement with the above statements. A copy of E&Y's letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Report.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LESCO, INC.


                                       By: /s/ Jeffrey L. Rutherford
                                          --------------------------------------
                                          Jeffrey L. Rutherford
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

DATED:  May 21, 2003





                                  EXHIBIT INDEX

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
Exhibit No.           Description
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
16.1                  Letter from Ernst & Young LLP dated May 21, 2003, confirming disclosure in this report.
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